                       SUB-INVESTMENT ADVISORY AGREEMENT


AGREEMENT made as of this 1st day of March, 1997 by and between Sentinel Advisors Company (herein called "SAC"), a Vermont general partnership, having its principal office at National Life Drive, Montpelier, Vermont 05604, and INVESCO Capital Management, Inc. (herein called "INVESCO"), a Delaware corporation, having its principal office at 1315 Peachtree Street, N.E., Atlanta, Georgia 30309.

Witnesseth:

     WHEREAS, SAC is a party to an Investment Advisory Agreement dated as of March 1, 1993, a copy of which is attached hereto as Exhibit "A" between it and Sentinel Group Funds, Inc., a corporation organized under the laws of the State of Maryland, a series of which is Sentinel World Fund (herein called the "Fund"), pursuant to which SAC provides, inter alia, investment research and advice to the Fund; and

     WHEREAS, SAC wishes to employ INVESCO as a sub-investment adviser to provide SAC with investment research and other investment services; and

     WHEREAS, INVESCO is prepared to provide such services on the terms and conditions hereinafter contained;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, SAC and INVESCO agree as follows:

     1. INVESCO, employing its best efforts and complete facilities, shall act as sub-investment adviser to the Fund. As such, it shall, subject to SAC's supervision, provide a program for the investment and reinvestment of the cash, securities, and other properties comprising the investment portfolio of the Fund in accordance with the investment policies and objectives of the Fund as reflected in the current Prospectus and Statement of Additional Information of the Sentinel Funds and as may be adopted from time to time by the Board of Directors of the Fund. INVESCO shall also give SAC a continuing review of economic conditions and security markets with the help of statistical and financial data.

     2. INVESCO shall select industries and companies to be represented in the investment portfolio of the Fund and shall carry out programs for the purchase and sale of the securities included or to be included in the investment portfolio. All activities will be regularly reported to SAC.

     3. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of INVESCO to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association.

     4. SAC, for its part, shall at all times keep INVESCO fully informed with regard to the funds available or to become available for investment, and, in general, the condition of the Fund's affairs. SAC shall furnish INVESCO with a certified copy of all financial statements and a signed copy of each report prepared by independent public accountants and with such other information with regard to the Fund's affairs as INVESCO may from time to time reasonably request.

     5. For the services to be rendered by INVESCO hereunder, SAC shall pay to INVESCO the greater of a monthly fee equal to 0.03125% (0.375% per annum) of the average daily net asset value of the Fund up to $500,000,000 and 0.025% (0.30% per annum) of such average net assets in excess of $500,000,000, as determined in accordance with the provisions of the Prospectus then constituting part of the Registration Statement then in effect under the Securities Act of 1933, at the end of each month of the Fund's fiscal year in arrears, or $20,000 per annum, also in twelve equal monthly installments in arrears.

     6. This Agreement shall become effective upon approval by a vote of a majority of the outstanding voting securities, as such term is defined in the Investment Company Act of 1940, as amended (the "Act"), of the Fund, and shall remain in full force and effect until November 30, 1997, and shall continue thereafter only so long as its continuance is specifically approved at least annually by (1) the Board of Directors of the Fund, or by vote of a majority of the outstanding voting securities, as such term is defined in the Act, of the Fund, and (2) a majority of the Directors of the Fund who are not interested persons, as such term is defined in the Act, of any party to this Agreement, at a meeting called for the purpose of voting on such approval; provided, however, that (1) this Agreement may at any time be terminated without the payment of any penalty, either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to INVESCO, (2) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the Act), and (3) this Agreement may at any time be terminated by INVESCO or SAC on 60 days' written notice to the other party to this Agreement. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed postpaid, to the other party at any office of such party.

     7. INVESCO agrees to reimburse the Fund for all expenses it reasonably incurs in preparing and filing proxy materials, soliciting and tabulating proxies, and holding a meeting of shareholders of the Fund for the purpose of obtaining the approval of a majority of the outstanding shares of the Fund for this Agreement.

     8. In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations hereunder, INVESCO shall not be subject to liability for any act or omission in the course or in connection with the rendition of services hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                   SENTINEL ADVISORS COMPANY



                                   By:  /s/ Keniston P. Merrill
                                        ---------------------------------
                                        Keniston P. Merrill
                                        Chairman and CEO


                                   INVESCO CAPITAL MANAGEMENT, INC.



                                   By:  /s/ Edward C Mitchell Jr.
                                        ---------------------------------
                                   Name:
                                   Title: Chairman

                                                                       EXHIBIT A
                                                                       ---------

                         INVESTMENT ADVISORY AGREEMENT

     Agreement made as of this first day of March, 1993, by and between Sentinel Group Funds, Inc., a Maryland corporation and a registered series investment company under the Investment Company Act of 1940 (hereinafter called "Funds"), and Sentinel Advisors Company, a Vermont general partnership, and a registered investment adviser under the Investment Advisers Act of 1940 (hereinafter called "Advisor").

                                  WITNESSETH:

In consideration of the mutual promises and agreements herein contained and other good and valuable considerations, the receipt of which is hereby acknowledged, it is hereby agreed by and between the parties hereto as follows:

1.   Management of Securities Portfolios
     -----------------------------------

     Advisor agrees to act as investment adviser to Funds with respect to the investment of its assets and in general to supervise the investments of several portfolios of Funds, subject at all times to the direction and control of the Board of Directors of Funds, all as more fully set forth herein. In connection therewith, Advisor shall regularly provide investment advice to Funds, and shall, subject to the succeeding provisions of this section, continuously supervise the investment and reinvestment of cash, securities or other property comprising the assets of the several investment portfolios of Funds, and Advisor shall accordingly:


     (a) obtain and evaluate pertinent information about significant developments and economic, statistical and financial data, domestic or foreign, affecting the economy generally, the several portfolios of Funds, the individual companies whose securities are included in Funds' portfolios, the industries in which they engage, and securities which Advisor considers may be suitable for inclusion in any of Funds' portfolios, and regularly report thereon to the Board of Directors of Funds; and

     (b) provide continuously an investment program for each portfolio of Funds consistent, in its opinion, with the investment policy and objectives for which such portfolio is designed; and

     (c) determine what securities shall be purchased or sold by Funds, and regularly report thereon to the Board of Directors of Funds; and

     (d) take, on behalf of Funds, all actions which appear to Advisor necessary to carry into effect such investment programs and supervisory functions as aforesaid including the placing of purchase and sale orders.

     Any investment program provided by Advisor under this section, or any supervisory functions taken hereunder by it shall at all times conform to, and be in accordance with, any requirements imposed by: the provisions of the Investment Company Act of 1940 (the "1940 Act"), and any rules or regulations in force thereunder, any other applicable provision of law, the provisions of the Articles of Incorporation of Funds as amended from time to time, the provisions of the By-Laws of Funds as amended from time to time, resolutions as adopted and/or amended from time to time by the Board of Directors of Funds, and the terms of the registration statements of Funds, as amended from time to time, under the Securities Act of 1933 and the 1940 Act.

     In futherance of these duties, Advisor will make its principal executive officers available as principal executive officers of Funds at no expense to Funds.

2.   Funds to Bear Other Expenses
     ----------------------------

     It is understood and agreed that Funds, in addition to the advisory fee paid to Advisors set forth in Article 3 below, will bear and pay for its expenses of operation including its (i) rent and office equipment, if any; (ii) salaries and employee benefits including applicable employment and payroll taxes, of its own administrative and executive personnel who are not affiliated with Advisor, if any; (iii) brokerage commissions and other costs in connection with the purchase or sale of securities; (iv) all taxes and corporate fees payable by Funds to federal, state or other governmental agencies; (v) fees and costs of its transfer agent, fund accounting and financial administration service provider, custodian, registrar, independent legal counsel and auditors;
(vi) expenses of printing and mailing stock certificates, dividends, reports, notices and proxy materials to its shareholders; (vii) fees and expenses incident to the registration and maintenance of registration under the Securities Act of 1933 of shares of Funds for public sale (other than costs of printing prospectuses for prospective new shareholders) and the qualification of its shares for offering and sale under state or other securities laws; (viii) fees and expenses imposed on Funds under the 1940 Act; (ix) insurance premiums for fidelity bonds and other coverage to its operations; (x) all expenses incident to holding of meetings of its shareholders; (xi) fees and expenses of directors who are not affiliated with Advisor; (xii) its pro rata share of fees and dues of the Investment Company Institute; and (xiii) such non-recurring expenses as may arise, including actions, suits or proceedings, affecting Funds and the legal obligation which Funds may have to indemnify its officers and directors with respect thereto.

3.   Compensation of Advisors
     ------------------------

     As compensation in full for services rendered under this Agreement, Funds will pay to Advisor a monthly fee determined as follows:

     (1) With respect to all equity funds in the aggregate, other than the Common Stock Fund:

0.70% per annum on the first $200 million of aggregate daily average net assets of the equity funds in the aggregate, other than the Common Stock Fund;
0.65% per annum on the next $100 million of such assets;
0.60% per annum on the next $100 million of such assets;
0.55% per annum on such assets in excess of $400 million;

     (2) With respect to the Common Stock Fund:

0.55% per annum on the aggregate daily average net assets of the Fund;

     (3) With respect to all fixed income funds in the aggregate:

0.55% per annum on the first $200 million of aggregate daily average net assets of the fixed income funds in the aggregate;
0.50% per annum on the next $200 million of such assets; and 0.45% per annum on such assets in excess of $400 million;

     (4) With respect to all money market funds in the aggregate:

0.40% per annum on the first $300 million of daily average net assets of the money market funds in the aggregate; and 0.35% per annum on such assets in excess of $300 million;

     Of the initial portfolios, the Aggressive Growth, Growth, Common Stock, Balanced, and World Funds shall for purposes of this Agreement, be deemed to be "equity funds", and the Bond, Government Securities, and Tax-Free Income Funds shall for purposes of this Agreement, be deemed to be "fixed income funds", and the 100% U.S. Treasury Money Market Fund shall be a money market fund. New funds shall be placed into one of the above classifications by agreement of Funds' Board of Directors and Advisor at the time the new fund becomes subject to this agreement.

          The amounts payable to Advisors shall be based upon the value of the net assets as of the close of business each day, computed in accordance with the Articles of Incorporation of Funds. Such amounts shall be prorated among the several classes of shares of Funds in proportion to their respective daily net asset values and shall be paid monthly.

4.   Guarantee of Expense Limitation
     -------------------------------

     If, for any fiscal year of Funds, expenses (including management fee and costs incident to its regular and executive personnel, but excluding interest, taxes, brokerage fees and, where permitted, extraordinary expense) borne by Funds exceed expense limitations applicable to each class of shares of Funds which are imposed by state securities regulators as such limitations may be lowered or raised from time to time, Advisor guarantees that it will reimburse Funds for any excess. The portion of any such reduction to be borne by Advisor shall be deducted from the monthly investment advisory fee otherwise payable to Advisor and, if such amount should exceed such monthly investment advisory fees, Advisor agrees to repay to Fund annually before publication of Funds' annual report to shareholders such sum as may be required to make up the deficiency. For the purpose of this article, the term "fiscal year" shall include the portion of the then current fiscal year which shall have elapsed at the date of termination of this Investment Advisory Agreement.

5.   Placing of Purchase and Sale Orders
     -----------------------------------

     Advisor shall not deal as principal with Funds in the purchase and sale of portfolio securities nor shall it receive any commissions or other remuneration on the purchase or sale of portfolio securities by Funds.

     Advisor is authorized and directed to place the orders for the purchase and sale of portfolio securities by Funds and to supervise the executions thereof. With respect to such transactions, whether through a broker as agent or with a dealer as principal, Advisor's primary objective is to both obtain the best price and execution of each transaction. Such orders may be placed with qualified brokers and/or dealers who also provide investment information or other services to Funds. Management shall report to the Directors of Funds at least quarterly on said allocations of order and on the brokerage commissions and/or dealer concessions involved, indicating to whom such allocations are made and the basis thereof.

6.   Nonexclusivity
     --------------

     Advisor's services to Funds hereunder are not to be deemed exclusive and Advisor shall be free to render similar services to others, so long as its services hereunder are not impaired thereby.

7.   National Life Services
     ----------------------

     National Life Insurance Company and its subsidiaries may furnish to Advisor, in order to better enable it to fulfill its obligations hereunder, office space, personnel and other services as are requested by Advisor, in all cases for a reasonable charge. Advisor will present the details of any such arrangements to the Board of Directors of Funds.

8.   Affiliations of Advisor
     -----------------------

     It is understood that the directors and officers of Funds may be directors or officers of Advisor or an entity under common control, including National Life Insurance Company, Provident Mutual Life Insurance Company of Philadelphia, or any affiliate of either, or otherwise be interested in Advisor, and that the existence of such dual interest shall not affect the validity of this Agreement or any transactions hereunder.

9.   Liability of Advisor
     --------------------

     In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of Advisor, it shall not be subject to liability to Funds or to any stockholder of Funds for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

10.  Duration of this Agreement
     --------------------------

     This Agreement shall become effective upon the date set forth above and shall continue in force and effect, unless terminated as hereinafter provided, until November 30, 1993, and from year to year thereafter, provided such continuance is specifically approved at least annually by the Board of Directors of Funds, including specific approval (i) by a majority of the Directors who are not interested persons of a party to this Agreement (other than as Directors of Funds) by votes cast in person at a meeting specifically called for such purpose (Director vote) or (ii) as to each class of the issued and outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act) of Funds by a vote of a majority of such class and a Director vote.

11.  Termination
     -----------

     This Agreement may be terminated by Advisor at any time without penalty upon giving Funds sixty (60) days' written notice (which notice may be waived by Funds) and may be terminated by Funds, in its entirety or as to a specific series of Funds, at any time without penalty upon giving Advisors sixty (60) days' written notice (which notice may be waived by Advisor), provided that such termination by Funds shall be approved by the vote of a majority of the Board of Directors of Funds in office at the time or by the vote of a majority of the outstanding voting securities of Funds, if such termination relates to the investment advisory arrangements for all series of Funds, if such termination relates to that series only. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

12.  Notification of Changes in Advisor
     ----------------------------------

     Advisor will notify Funds of any change in the identities of the partners of Advisor within a reasonable time after such change.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their corporate seals to be hereunder affixed, all as of the day and year first above written.


Attest:                            SENTINEL GROUP FUNDS, INC.

/s/ D. Russell Morgan              BY: /s/ Keniston P. Merrill
-------------------------             --------------------------
D. Russell Morgan                       Keniston P. Merrill
Secretary                                   Chairman


Attest:                            SENTINEL ADVISORS COMPANY

/s/ Lisa M. Marcoux                By: /s/ Christopher Martin
-------------------------             --------------------------